UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________________________

Date of Report (Date of earliest event reported):  April 13, 2017

ALERE INC.
(Exact name of registrant as specified in charter)
Delaware	1‑16789	04‑3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2017, Alere Inc., a Delaware corporation (the “Company” or “Alere”), Abbott Laboratories, an Illinois corporation (“Abbott”), and Angel Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Abbott (“Merger Sub”) entered into an Amendment to Agreement and Plan of Merger (the “Amendment”), which amends the previously announced  Agreement and Plan of Merger (the “Original Merger Agreement” and as amended by the Amendment, the “Amended Merger Agreement”), by and among the Company, Abbott and Merger Sub.

Under the terms of the Amendment, the Company, Abbott and Merger Sub have agreed to reduce the merger consideration to be paid by Abbott for each share of the Company’s common stock, par value $0.001 per share (the “Shares”) in the Merger (as defined in the Amended Merger Agreement) to $51.00 in cash per Share, without interest, from $56.00 in cash per Share, without interest.

The Amendment also extends the date after which each of the Company and Abbott would have a right to terminate the Amended Merger Agreement to September 30, 2017, subject to the terms and conditions set forth in the Amended Merger Agreement. The Amendment also reduces the termination fee that the Company may be required to pay Abbott under specified circumstances to $161 million, from $177 million.

Completion of the Merger remains subject to various closing conditions, including (1) the adoption of the Amended Merger Agreement by the affirmative vote of the holders of at least a majority of all outstanding Shares, (2) there being no judgment or law enjoining or otherwise prohibiting the consummation of the Merger, (3) the expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other required antitrust approvals and (4) the absence of a Material Adverse Effect (as defined in the Amended Merger Agreement). The obligation of each of the Company and Abbott to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Amended Merger Agreement.

The Amendment also provides that neither any matter set forth in the Company’s public filings made with the Securities and Exchange Commission (the “SEC”) between January 1, 2014 and April 13, 2017 nor any matter of which Abbott or any of Abbott’s representatives was made aware prior to April 13, 2017 could be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur. Further, in addition to the qualifications set forth in the Original Merger Agreement, the Amendment qualifies all of the Company’s representations and warranties made in the Amended Merger Agreement (including those made in the Original Merger Agreement) by all matters set forth in the Company’s public filings made with the SEC between January 1, 2014 and April 13, 2017 and any matter known by Abbott or any of Abbott’s representatives prior to April 13, 2017.

In addition, the Amendment changes Abbott’s commitment to provide Alere’s employees that continue with Abbott with specified levels of compensation and benefits to be a commitment through the first anniversary of the Effective Time, rather than through December 31, 2017 and a
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2018 long-term incentive award to each continuing employee employed by Abbott or its subsidiaries at the time annual long-term awards are made generally that is no less favorable than the long-term incentive award made to similarly situated employees of Abbott generally.

Other than as expressly modified pursuant to the Amendment, the Original Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on February 1, 2016, remains in full force and effect.  The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Item 8.01	Other Events.

Concurrently with the execution of the Amendment, the Company and Abbott entered into a Settlement Agreement (the “Settlement Agreement”). The Settlement Agreement releases claims arising out of or related to the Merger, and resolves the parties’ pending litigation in Delaware Chancery Court.  The Settlement Agreement provides reciprocal releases, except for any potential antitrust claims by Alere to the extent they relate to developments after August 25, 2016, which would not be released until the parties obtain all consents and regulatory clearances necessary for closing. Abbott’s potential claims based on information not excluded from the definition of Material Adverse Effect in the Amended Merger Agreement are also not released.  Finally, the Settlement Agreement provides for dismissal of the Delaware litigation with prejudice, with the exception of the non-released antitrust claims, which will be dismissed without prejudice.

On April 14, 2017, the Company and Abbott issued a joint press release announcing that they had entered into the Amendment. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Alere by Abbott.  In connection with the proposed acquisition, Alere intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Alere’s proxy statement in preliminary and definitive form. Stockholders of Alere are urged to read all relevant documents filed with the SEC, including Alere’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Alere at http://www.alere.com/en/home/investor-relations/sec-filings-and-financials.html or by directing a request to Juliet Cunningham, Vice President, Alere Investor Relations at 858-805-2232 or ir@alere.com.

Participants in the Solicitation

Alere and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Alere in favor of the proposed transaction. Information about Alere’s directors and executive
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officers is set forth in Alere’s Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on November 7, 2016, and its Annual Report on Form 10-K, for the fiscal year ended December 31, 2015, which was filed with the SEC on August 8, 2016. Information concerning the interests of Alere’s participants in the solicitation, which may, in some cases, be different than those of Alere’s stockholders generally, is set forth in the materials filed by Alere with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Abbott by Alere’s stockholders; (iii) the possibility that competing offers or acquisition proposals for Alere will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Alere to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transactions contemplated by the merger agreement on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Alere’s ongoing business operations; (viii) the risk that stockholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense, indemnification and liability; and (ix) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (as filed with the SEC on August 8, 2016) and other risk factors identified herein or from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this communication. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Item 9.01	Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Amendment to Agreement and Plan of Merger, dated as of April 13, 2017, by and among Abbott Laboratories, Alere Inc. and Angel Sub, Inc.

99.1	Joint Press Release of Alere Inc. and Abbott Laboratories, dated April 14, 2017.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: April 14, 2017	By:	/s/ Douglas Barry
Douglas Barry
Associate General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1	Amendment to Agreement and Plan of Merger, dated as of April 13, 2017, by and among Abbott Laboratories, Alere Inc. and Angel Sub, Inc.

99.1	Joint Press Release of Alere Inc. and Abbott Laboratories, dated April 14, 2017.